UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):   February 10, 2006
ART TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26679 (Commission File Number)	04-3141918 (IRS Employer Identification No.)

25 First Street, Cambridge, Massachusetts (Address of Principal Executive Offices)	02141 (Zip Code)
Registrant’s telephone number, including area code: (617) 386-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statement and Exhibits.
SIGNATURES
EX-99.1 2006 EXECUTIVE MANAGEMENT COMPENSATION PLAN

Item 1.01 Entry into a Material Definitive Agreement.
     On February 10, 2006, our compensation committee recommended and our board of directors adopted the 2006 Executive Management Compensation Plan for our executive officers for fiscal year 2006. Under this plan, we must achieve greater than fifty percent of our operating profit goal for 2006 before executive officers become eligible to receive any portion of an annual bonus based on their individual bonus goals. In addition, our senior vice president of sales is eligible to receive quarterly bonuses based on metrics set forth in the plan, irrespective of our operating profit goal. The target payouts in the plan are based on achieving a certain percentage of our goals for each of the listed performance metrics. Each of these corporate metrics has a minimum and maximum threshold. If the goals are exceeded, our executive officers are eligible to receive a cash bonus in excess of the target payouts. The above description of the plan is qualified in its entirety by the full text of the plan, which is filed as exhibit 99.01 to this current report and incorporated herein by reference.
Item 9.01 Financial Statement and Exhibits.
     (d) Exhibits

Number	Title

99.1	2006 Executive Management Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ART TECHNOLOGY GROUP, INC.
Date: February 15, 2006	By:	/s/ Robert D. Burke
Robert D. Burke
President and Chief Executive Officer